Registration Statement Nos. 333-222672 and 333-222672-01; Rule 433

J.P. Morgan Exchange Traded Notes

Featured ETNs

JPMorgan Alerian MLP Index ETN

The Alerian MLP Index ETNs provide investors convenient access to MLPs (Master Limited Partnerships), an emerging asset class through a convenient investment vehicle.

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors exposure to midstream energy MLPs. The ETNs are listed on the NYSE Arca under the ticker "AMJ" and pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees of 0.85% per annum accrued daily and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co. The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to the indicative note value. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. All of the notes that have been authorized for issuance have already been issued.

J.P. Morgan Cushing 30 MLP Index

The Cushing 30 MLP Index Exchange Traded Notes offer investors exposure to the performance of the Cushing 30 MLP Index, with the possibility of variable coupon payments less accrued fees.

The Cushing 30 MLP Index Exchange Traded Notes ('ETNs') offer investors exposure to the performance of 30 U.S.-based companies that are engaged in, or that hold an entity engaged in, the midstream activities of transportation, storage, processing or production of energy commodities. The ETNs pay a variable, quarterly coupon that is based on the cash distributions of the components of the Cushing 30 MLP Index, less accrued investor fees, and track the performance of the underlying index. The investor fee accrues on a daily basis at a rate of (0.95%) per annum. The ETN coupons are reported as ordinary income on Form 1099 and can be traded on the NYSE Arca under the ticker PPLN. The ETNs offer a weekly investor repurchase provision2 and are callable on or after December 15, 2017 by the Issuer. The ETNs are senior, unsecured obligations of JPMorgan Chase Financial Company LLC (the 'Issuer') and fully and unconditionally guaranteed by JPMorgan Chase & Co.

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Disclaimer

An investment in the securities described on this website (the "ETNs") involves significant risks. The ETNs may not be suitable for all investors and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs. This brief statement does not disclosure all of the risks related to the ETNs, and you should understand the terms of any ETNs, the relevant risks and any legal, tax and accounting considerations prior to investing. For further information regarding risks, please see the additional information included on this website, the section entitled "Selected Risk Considerations" in the applicable pricing supplement and the section entitled "Risk Factors" in the applicable product supplement.

SEC Legend: JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to any offerings to which these materials relate that JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed with the SEC for more complete information about JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC and any offering to which these materials relate. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC or any agent or any dealer participating in the any offerings to which these materials relate will arrange to send you the prospectus and prospectus supplement, as well as any product supplement and pricing supplement, if you so request by calling toll-free 866-535-9248.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, including any hyperlinked information, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.

ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply. Sales in the secondary market may result in significant losses. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement. There are tax consequences in the event of sale, redemption or maturity of the ETNs.

Buying and selling ETNs may result in brokerage commissions. If you wish to purchase ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters. We and/or our affiliated companies may make a market or deal as principal in the ETNs or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any offering documents on the ETN Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

This material is not a product of JPMorgan Research Departments.

Copyright © 2015 JPMorgan Exchange Traded

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ACCESS AGREEMENT

The Exchange Traded Notes Website Access Agreement

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Access Agreement Last Updated: August 13, 2015

The J.P. Morgan Website (the "Website", or the "Exchange Traded Notes Website") is located at www.jpmorganetns.com, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this Website may be restricted by the laws and regulations of the country from which you are accessing this Website. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction, and persons accessing these pages are required to inform themselves about and to observe any such restrictions and such investors will not be able to purchase the securities described. J.P. Morgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "JPMorgan") worldwide.

SEC DISCLAIMERS

SEC LEGEND: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website. Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, underlying supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities. You may obtain these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

IRS CIRCULAR 230 DISCLOSURE

JPMorgan and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained on this Website or in any materials available through this Website is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

WEBSITE

Access is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the Exchange Traded Notes Website set forth in this agreement, including all terms and conditions that may be stated on the Terms & Conditions page of the Exchange Traded Notes Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between JPMorgan Chase & Co. or any of its subsidiaries (collectively, "JPMorgan") and you.

Materials and information posted on the Exchange Traded Notes Website may be printed for your use, provided, that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Exchange Traded Notes Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JP Morgan may notify you of any amendments to this Access Agreement by posting the amended terms of the Access Agreement to the Exchange Traded Notes Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.

JPMORGAN OR ITS SERVICE PROVIDERS MAY DISCONTINUE OR MAKE CHANGES TO THE WEBSITE AT ANY TIME. JPMORGAN RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB TRANSMISSIONS OR ACCESS TO THE WEBSITE WITHOUT PRIOR NOTICE TO YOU.

LICENSE

JPMorgan, where applicable, hereby grants to you a non-transferable, non-exclusive, non-assignable license to use, for your internal purposes only, the Website. You agree not to transfer, sublicense, rent, assign, time-share, lease, convey, copy, translate, convert to another programming language, decompile, disassemble, reverse engineer, modify or change the Website, or any component thereof, for any purpose. You agree not to disclose or distribute to any other party, or allow any other party to inspect, copy or use the Website. In addition, unless otherwise expressly agreed to in writing, you shall not remove or modify any disclaimer or copyright or trademark notice contained in the Website or in anything copied or downloaded from the Website. The Website is the commercially valuable proprietary products and trade secrets of JPMorgan and shall remain the sole property of JPMorgan and title and full ownership rights in the Website are reserved to and shall remain with JPMorgan.

Any information you provide to JPMorgan in connection with using the Website may be used to offer to you modifications and enhancements to the Website and to notify you of products and services provided by JPMorgan. Use of the Website may be monitored, tracked, and recorded. Anyone using the Website expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract expressly provides otherwise. Anyone using the Website expressly consents to their data being transferred to another jurisdiction which may have no data privacy laws or data privacy laws which are less stringent than the jurisdiction where they are domiciled. JPMorgan owns all right, title and interest in the aggregated transaction data reflecting your interactions using the Website (including, but not limited to, general usage data). JPMorgan may use, distribute, sublicense, and sell data with respect to transactions effected through the Service, as long as JPMorgan does not disclose to others that you were the source of such data or the details of individual transactions effected using the Service.

PRICES AND VALUATIONS

Where the information consists of pricing or performance data, the data contained therein has been obtained from sources believed reliable. Data computations are not guaranteed by any information service provider, third party or us or any affiliates and may not be complete. Neither any information service provider, third party or JPMorgan gives any warranties, as to the accuracy, adequacy, quality of fitness, timeless, non-infringement, title, of any information for a particular purpose or use and all such warranties are expressly excluded to the fullest extent that such warranties may be excluded by law. You bear all risks from any use or results of using any information. You are responsible for validating the integrity of any information received over the Internet.

Any values or prices are provided for information purposes only and are intended solely for your use. Prices or values may not represent (i) the actual terms at which new transactions could be entered into, (ii) the actual terms at which existing transactions could be liquidated or unwound or (iii) the calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship, and JP Morgan does not warrant their completeness or accuracy.

Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. JPMorgan expressly disclaims any responsibility for (i) the accuracy of the models or estimates used in deriving the valuations, (ii) any errors or omissions in computing or disseminating the valuations and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan s reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.

You agree that access to the Exchange Traded Notes Website is revocable at any time in the sole discretion of JPMorgan.

INFORMATION AND PRIVACY

You hereby consent to the communication and disclosure of all information and data in respect of the Website, your use of the Website and all matters incidental hereto and thereto by JP Morgan (and any of their officers, agents, employees or service provides) to (a) all relevant government and regulatory authorities as and when requested or required by such government and regulatory authorities, (b) to branches, affiliates, advisors, agents, auditors, service providers, and counsel of J.P. Morgan for routine business purposes and where reasonably required to enable or enhance the Website, and (c) to service providers as we determine in our sole discretion to be necessary for the provision of any part of the Website. Use of any information and data collected through, or in connection with, the Website is subject to our Privacy Policy, which Privacy Policy is incorporated into this Access Agreement by reference, and which is available through the following link: https://www.jpmorgan.com/pages/privacy. You acknowledge and consent that such aforementioned communication and disclosure of your information and data may include your personal information (Personal Data). You further acknowledge and consent that your rights to the confidentiality of your information and data are expressly waived so that we may collect, use, transfer, store or otherwise process (collectively, Process) your Personal Data, and to and from, in various jurisdictions in which we operate to facilitate performance of the Website, to comply with regulatory requirements, and for our marketing purposes. Furthermore, you shall provide us with any and all consents, information and assistance necessary for us to comply with applicable laws, to respond satisfactorily to any query or request from or cooperate with any applicable authority in relation to your activities through the Website.

USE OF SIMULATED RETURNS

Back-testing and other statistical analysis material that is provided in connection with the explanations of the potential returns of the investments linked to any index use simulated analysis and hypothetical circumstance to estimate how it may have performed prior to its actual existence.

The results obtained from "back-testing" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing any index. JPMorgan provides no assurance or guarantee that the investments linked to any index will operate or would have operated in the past in a manner consistent with the materials provided on this Website. The hypothetical historical levels presented in the materials provided herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations. Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate. Hypothetical back-tested results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the simulated returns presented in the materials provided on this Website.

Copyright ©2015. JPMorgan Chase & Co. All rights reserved.

Footnotes

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant market making supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Daily Note Value13 on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant market making supplement. Early repurchases will be subject to a Repurchase Fee of 0.125%, as further described in the relevant market making supplement.

3. The intraday intrinsic note value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation, and may not be equal to the payment at maturity or upon early repurchase. ETN Investors should always consult their advisors before purchasing or selling the ETNs, particularly if the ETNs are trading at a premium over the IIV. Please see the relevant market making supplement for details.

4. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero.

5. The Closing Price means the last trade reported as of the date shown above.

6. The High Price means the highest trade reported on the date shown above.

7. The Low Price means the lowest trade reported on the date shown above.

8. The Closing Intrinsic Value is the last level calculated for the intraday Intrinsic note value on the date shown above. Please see footnote3 above for further information on the intraday Intrinsic note value of the ETNs.

9. Current Volume means the number of the ETNs traded across all exchanges on the date shown above. The liquidity of the market for the ETNs may vary materially over time. This does not include ETNs held by JPMorgan Chase & Co. or any of its affiliates.

10. Average Volume (or Daily Average Trading Volume) means the average number of the ETNs traded across all exchanges over the 50 trading day period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

11. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs that have been issued, including any held by JPMorgan Chase & Co. or one of its affiliates.

12. Maximum Market Capitalization means the product of (1) the closing price of the ETNs on the date shown above and (2) 129 million which is the maximum number of ETNs authorized for issuance.

Key Features

Main Benefits:

•	Exposure to a portfolio of energy MLPs through a single investment.

•	Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees.

•	No K-1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099.

•	The ETNs trade on the NYSE, Arca.

•	There is no leverage to the MLPs in the ETN performance.

Main Risks:

•	An investment in the ETNs may result in a loss.

•	The ETNs are exposed to the credit risk of JPMorgan Chase & Co.

•	The ETNs may not have an active trading market and may not continue to be listed over their term

•	The Intraday Intrinsic Value and Daily Note Value are not the same as the closing price or any other trading price of the notes in the secondary market.

•	The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.

•	The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index; and not on the closing level of the Index and not to the published intraday Intrinsic NoteValue. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV or any trading price on the secondary market.

•	The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.

•	The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.

•	You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs. Early repurchase will be subject to a repurchase fee.

•	Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.

•	The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant market making supplement.

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"The Alerian MLP Index and Alerian MLP Total Return Index are trademarks of GKD Index Partners and their use is granted under a license from GKD Index Partners LLC".

S&P does not guarantee the accuracy and/or the completeness of the S&P 500R Index or any data included therein and S&P shall have no liability for any errors, omissions or interrruptions therein. S&P makes no warranty, express or implied as to results to be obtained by any person or entity from the use of the S&P 500R Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaimsall warranties of merchantability or fitness for a particular purpose or use with respect to the S & P 500R Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

"Standard & Poor's," "S&P" and "S&P 500" are trademarks of the McGraw-Hill Companies, Inc. This website is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of purchasing any of the ETNs.

The Dow Jones Industrial AverageSM is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME").  "Dow JonesR", "Dow Jones Industrial AverageSM", "DJIASM" and "Dow Jones Indexes" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones").

Dow Jones, CME and their respective affiliates do not:

•	Sponsor, endorse, sell or promote the ETNs.

•	Recommend that any person invest in the ETNs.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the ETNs.

•	Have any responsibility or liability for the administration, management or marketing of the ETNs.

•	Consider the needs of the ETNs or the owners of the ETNs in determining, composing or calculating the DJIA or have any obligation to do so.

Dow Jones, CME and their respective affiliates will not have any liability in connection with the ETNs.  Specifically,

•	Dow Jones, CME and their respective affiliates do not make any warranty, express or implied, and Dow Jones, CME and their respective affiliates disclaim any warranty about:

o	The results to be obtained by the ETNs;

o	The accuracy or completeness of the DJIA or its data;

o	The merchantability and the fitness for a particular purpose or use of the DJIA or its data;

•	Dow Jones, CME and/or their respective affiliates will have no liability for any errors, omissions or interruptions in the DJIA or its data;

•	Under no circumstances will Dow Jones, CME and/or their respective affiliates be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if they know that they might occur.

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions

Footnotes

1. Sources: Reuters, JPMorgan. The returns indicated reflect the percentage change over the specified period ending on the date shown above and are annualized where indicated. The returns, are provided for informational purposes only. The returns are total returns for all the indices which reflect the performance of each index, including dividends, but do not include the Tracking Fee, the repurchase fee or any transaction costs or expenses. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternate investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. The Index was calculated based on a level equal to 100 on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. All returns displayed above reflect the index performance including dividends, and are calculated without deducting the Accrued Tracking Fee, the repurchase fee or any applicable transaction fees. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your repurchase fee, payment at maturity or upon early repurchase of the ETNs, as more fully described in the relevant market making supplement, is based on the VWAP Level of the Alerian MLP Index which excludes dividends. The VWAP Level of the Index will most likely differ from its closing level.

3. Source: Alerian.

Key Features

Main Risks:

•	The ETNs may result in a loss.

•	The ETNs are exposed to the credit risk of JPMorgan Chase & Co.

•	The ETNs may not have an active trading market and may not continue to be listed over their term

•	The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.

•	The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV.

•	The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.

•	The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions.

•	Potential Conflicts: we and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.

•	You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.

•	The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant pricing supplement.

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions

JPMorgan Alerian MLP Index ETN

Overview | Underlying Index | **Yield**

JPMorgan Alerian MLP Index ETN

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index less accrued tracking fees and, if applicable, the repurchase fee. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

Related Documents

- AMJ Daily Report
- Pricing Supplement
- Prospectus Addendum

ETN Size Limitation

As of Date : May 14 2018

ETN Yield

Footnotes

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant market making supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Daily Note Value 5 on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.

2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant market making supplement.  Early repurchases will be subject to a Repurchase Fee of 0.125%, as further described in the relevant market making supplement.

3. The Coupon Amount per Note is as defined in the relevant market making supplement for the ETNs. The coupons are based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee.  The coupons are variable and may be zero.

4. "Current Yield" equals the current Coupon Amount annualized and divided by the relevant closing price of the Notes, rounded to one decimal place for ease of analysis. Except for the coupon determined in May 2009, the relevant closing price is the closing price of the Notes referenced in the coupon declaration press release issued for that coupon. For the coupon determined in May 2009 the relevant closing price is the closing price of the Notes on the trading day immediately preceding that Declaration Date.

5. The Daily Note Value reflects the cumulative performance of the VWAP level of the index since April 1, 2009

Key Features

Main Risks:

•	The ETNs may result in a loss.

•	The ETNs are exposed to the credit risk of JPMorgan Chase & Co.

•	The ETNs may not have an active trading market and may not continue to be listed over their term

•	The Intraday Intrinsic Note value and Daily Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

•	The ETNs are subject to a maximum issuance limitation of 129,000,000 ETNs, which may cause the ETNs to trade at a premium relative to its IIV. Investors that pay a premium for the ETNs could incur significant losses if that investor sells its ETNs at a time when some or all of the premium is no longer present. ETN investors should always consult their advisors before purchasing or selling ETNs, particularly ETNs trading at a premium over their IIV.

•	The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index and not to the published Intraday Intrinsic Note Value. The VWAP Level of the Index will most likely differ from the closing level of the Index or the IIV or any trading price in the secondary market.

•	The coupon payments on the ETNs will be variable and may be zero. The Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.

•	Potential conflicts: We and/or our affiliates act as calculation agent for the ETNs and hedge our obligations under the ETNs.

•	The Issuer's obligation to repurchase the ETNs is on a weekly basis and is subject to substantial minimum size restrictions

•	You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.

•	The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the "Selected Risk Considerations" in the relevant market making supplement.

Disclaimer

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, market making supplement and term sheet if you so request by calling toll-free 800-576-3529.
To the extent there are any inconsistencies between this website and the relevant market making supplement, the relevant market making supplement, including any hyperlinked information, shall supersede this website.
Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

"The Alerian MLP Index and Alerian MLP Total Return Index are trademarks of Alerian and their use is granted under a license from GKD Index Partners, LLC".

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions

Footnotes

1. The "Accrued Investor Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the investor fee of 0.95% per annum multiplied by (i) the principal amount of $20 per ETN, (ii) the VWAP performance of the Index through the Index Business Day prior to the date of determination and (iii) a fraction, the numerator of which is the number of days in the coupon accrual period and the denominator of which is 365.

2. The VWAP level of the Index reflects the volume-weighted average prices of the Index components.

3. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 ETNs prior to the maturity date, subject to the procedures described in the relevant pricing supplement.  Early repurchases will be subject to a repurchase fee of 0.125%, as further described in the relevant pricing supplement.

4. The Closing Price means the last trade price reported on NYSE Arca as of the date shown above.

5. The High Price means the highest trade price reported on NYSE Arca on the date shown above.

6. The Low Price means the lowest trade price reported on NYSE Arca on the date shown above.

7. The Intraday Intrinsic Note Value shown above is the final Intraday Intrinsic Note Value as of the date shown above, calculated by adjusting the principal amount of $20 per ETN to reflect the cumulative performance of the Index (calculated using the closing level of the Index on that date) from the Initial VWAP Level and the Stub Coupon Amount on that date, less any Investor Fee Shortfall with respect to that Stub Coupon Amount. In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Intraday Intrinsic Note Value will also include any Unpaid Coupon Amount. The payment at maturity or upon early repurchase or redemption of the ETNs will be determined based on the Closing Intrinsic Note Value calculated using the average VWAP level of the Index over a five-day Measurement Period and not based on any Intraday Intrinsic Note Value. The trading price of the ETNs at any time may vary significantly from the Intraday Intrinsic Note Value.

8. Current Volume means the number of the ETNs traded across all exchanges for the date shown above.  The liquidity of the market for the ETNs may vary materially over time.

9. Average Volume means the average number of the ETNs traded across all exchanges over the 50 trading day period ending on the date shown above. The liquidity of the market for the ETNs may vary materially over time.

10. Market Capitalization means the product of (i) the Closing Price of the ETNs on the date shown above and (ii) the total number of ETNs issued and outstanding excluding any held by the Issuer or one of its affiliates.

11. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above, and are annualized where indicated.

The returns are provided for informational purposes only. The returns are price returns for the Index. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any investment strategy.

Please refer to the relevant pricing supplement for capitalized terms used on this webpage without definition.

Disclaimer

An investment in the ETNs involves significant risks.  The ETNs may not be suitable for all investors and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.  Any payment on the ETNs is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the ETNs, and the credit risk of JPMorgan Chase & Co., as guarantor of the ETNs.  Investors may lose some or all of their principal amount at maturity or upon early repurchase or redemption.  Investors are not guaranteed any coupon payments.  The investor fee, and a repurchase fee deducted in the case of early repurchases, will reduce amounts payable on the ETNs.  The payment at maturity or upon early repurchase or redemption of the ETNs is linked to the VWAP level of the Index, not to the closing levels of the Index.  For further information regarding risks, please see the section entitled "Selected Risk Considerations" in the applicable pricing supplement and the section entitled "Risk Factors" in the applicable product supplement.

SEC Legend: JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to any offerings to which these materials relate that JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed with the SEC for more complete information about JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC and any offering to which these materials relate. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC or any agent or any dealer participating in the any offerings to which these materials relate will arrange to send you the prospectus and prospectus supplement, as well as any product supplement and pricing supplement, if you so request by calling toll-free 866-535-9248.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, including any hyperlinked information, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.

ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply. Sales in the secondary market may result in significant losses. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement. There are tax consequences in the event of sale, redemption or maturity of the ETNs.

Buying and selling ETNs may result in brokerage commissions. If you wish to purchase ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters. We and/or our affiliated companies may make a market or deal as principal in the ETNs or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any offering documents on the ETN Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

This material is not a product of JPMorgan Research Departments.

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions

Footnotes

1. The ETN return shown above reflects the performance of the closing price of the ETNs plus actual coupons paid by the ETN as of their respective Coupon Payment Dates. The calculation was performed assuming a starting level of 100% on the date specified as the beginning of the "custom time period" selected above. Historical performance and coupon payments are not indicative of future performance and coupon payments.  Your payment at maturity or upon early repurchase or redemption of the ETNs, as more fully described in the relevant pricing supplement, is based on the VWAP level of the Index and not on the closing price of the ETNs.

2. Any coupons paid on the ETNs are based on the cash distributions, if any, paid on the Index components, less the Accrued Investor Fee.  The coupons are variable and may be zero.

Disclaimer

SEC Legend: JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to any offerings to which these materials relate that JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed with the SEC for more complete information about JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC and any offering to which these materials relate. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC or any agent or any dealer participating in the any offerings to which these materials relate will arrange to send you the prospectus and prospectus supplement, as well as any product supplement and pricing supplement, if you so request by calling toll-free 866-535-9248.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, including any hyperlinked information, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.

Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions

Footnotes

1. Sources: Reuters, JPMorgan. The values are calculated as of the date shown above. The returns indicated reflect the percentage change over the specified period ending on the date shown above and are annualized where indicated. The returns are provided for informational purposes only. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternate investment strategy.

2. Sources: Reuters, JPMorgan. As of the date shown above. The Index was calculated based on a level equal to 100% on the date specified as the beginning of the "custom time period" selected above. Historical performance of the Index is not indicative of future performance of the Index or the ETNs. Fluctuations in the Index may be more or less than that for the value of the ETNs. There is no guarantee that the Index or the ETNs will outperform any alternative investment strategy. Your payment at maturity or upon early repurchase or redemption of the ETNs, and any repurchase fee, as more fully described in the relevant pricing supplement, are based on the VWAP Level of the Index. The VWAP Level of the Index will most likely differ from its closing level.

Disclaimer

SEC Legend: JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to any offerings to which these materials relate that JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC have filed with the SEC for more complete information about JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC and any offering to which these materials relate. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., JPMorgan Chase Financial Company LLC or any agent or any dealer participating in the any offerings to which these materials relate will arrange to send you the prospectus and prospectus supplement, as well as any product supplement and pricing supplement, if you so request by calling toll-free 866-535-9248.

To the extent there are any inconsistencies between this website and the relevant pricing supplement, including any hyperlinked information, the relevant pricing supplement, including any hyperlinked information, shall supersede this website.

Investment suitability must be determined individually for each investor. The financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult their own advisors on these matters.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase & Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of the ETNs are uncertain.

Copyright © 2015 JPMorgan Exchange Traded  | JPMorgan.com  | Terms & Conditions